Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2016

(Released July 28, 2016)          (Unaudited)

HIGHLIGHTS
GAAP losses for the second quarter of 2016 were $(2.56) per basic share, compared with second quarter 2015 earnings of $0.44 per basic share. GAAP losses for the second quarter of 2016 include the impact of special items listed below, primarily resulting from asset impairment/plant exit costs within the Competitive Energy Services (CES) segment. Operating (non-GAAP) earnings*, excluding special items, were $0.56 per basic share for the second quarter of 2016, compared with second quarter 2015 Operating (non-GAAP) earnings of $0.53 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services**	Other**	Consolidated
2Q 2015 Net Income (Loss) - GAAP	$156	$89	$(8)	$(50)	$187

2Q 2015 Basic EPS* (avg. shares outstanding 422M)	$0.37	$0.21	$(0.02)	$(0.12)	$0.44
Special Items - 2015***
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Plant exit costs	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.39	$0.21	$0.05	$(0.12)	$0.53
Distribution Deliveries - normal load	(0.03)	—	—	—	(0.03)
PA Rate Case	0.03	—	—	—	0.03
Transmission Revenues	—	(0.01)	—	—	(0.01)
Commodity Margin	(0.01)	—	0.07	—	0.06
O&M Expenses	—	—	0.03	—	0.03
Depreciation	—	(0.01)	(0.01)	—	(0.02)
Pension/OPEB	(0.02)	—	(0.01)	—	(0.03)
General Taxes	—	(0.01)	0.01	—	—
Investment Income	—	—	0.01	—	0.01
Net Financing Costs	—	(0.01)	—	—	(0.01)
2Q 2016 Basic EPS - Operating (Non-GAAP) Earnings*	$0.36	$0.17	$0.15	$(0.12)	$0.56
Special Items - 2016***
Regulatory charges	(0.01)	—	—	—	(0.01)
Merger accounting - commodity contracts	—	—	(0.01)	—	(0.01)
Asset impairment/Plant exit costs	—	—	(2.99)	—	(2.99)
Mark-to-market adjustments	—	—	(0.11)	—	(0.11)
2Q 2016 Basic EPS* (avg. shares outstanding 425M)	$0.35	$0.17	$(2.96)	$(0.12)	$(2.56)

2Q 2016 Net Income (Loss) - GAAP	$146	$71	$(1,259)	$(47)	$(1,089)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    1

Asset Impairment/Plant Exit Costs	Pre-tax Charge ($M)	After-tax Charge ($M)	GAAP EPS Impact
Bay Shore Unit 1 - Impairment (non-cash)	$150	$95	$0.22
W. H. Sammis Units 1-4 - Impairment (non-cash)	497	310	0.73
Coal contract termination and settlement costs	58	36	0.09
Impairment of Goodwill (non-cash)	800	669	1.57
State and local NOL valuation allowances (non-cash)	—	159	0.38
Total	$1,505	$1,269	$2.99

The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of the impairment of goodwill of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes. With the exception of the impairment of goodwill and valuation allowances against state and local NOL carryforwards included in Asset impairment/Plant exit costs, the income tax rates range from 37% to 38%.

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate FE's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2015 GAAP to non-GAAP earnings reconciliations can be found on pages 33 & 34 of this report and all GAAP to non-GAAP earnings reconciliations are available on FE’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FE's reportable operating segments for 2015 have been adjusted to include the activity of FirstEnergy Ventures Corp.'s (FEV) investment in Global Mining Holding Company (Global Holding) from Competitive Energy Services to Corporate/Other, to conform to the current presentation.
***See pages 23-36 for additional details regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    2

2016 Earnings Guidance
GAAP losses for 2016 are forecasted at $(0.75) - $(0.55) per basic share with 2016 Operating (non-GAAP) earnings guidance ranging from $2.40 - $2.60 per basic share, and assumes up to $500 million of additional equity in the second half of the year. GAAP earnings forecasted for the third quarter of 2016 are $0.63 - $0.73 per basic share with Operating (non-GAAP) earnings guidance ranging from $0.65 - $0.75 per basic share.

	Estimate for Year 2016*					Estimate for Q3 of 2016*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2016F Net Income (Loss) - GAAP	$695 - $730	$305 - $315	$(1,100) - $(1,060)	$(225)	$(325) - $(240)	$275 - $320

2016F Basic EPS	$1.61 - $1.69	$0.71 - $0.73	$(2.55) - $(2.45)	$(0.52)	$(0.75) - $(0.55)	$0.63 - $0.73
Excluding Special Items:
Regulatory charges	0.13	—	—	—	0.13	0.01
Trust securities impairment	—	—	0.01	—	0.01	—
Merger accounting-commodity contracts	—	—	0.05	—	0.05	0.01
Asset impairment/Plant exit costs	—	—	2.95	—	2.95	—
Mark-to-market adjustments	—	—	0.01	—	0.01	—
Total Special Items**	$0.13	$—	$3.02	$—	$3.15	$0.02

2016F Basic EPS - Operating (Non-GAAP)	$1.74 - $1.82	$0.71 - $0.73	$0.47 - $0.57	$(0.52)	$2.40 - $2.60	$0.65 - $0.75

*Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and includes the estimated dilutive impact of additional common stock in the second half of the year. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

**See pages 35-36 for additional details regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    3

.2Q 2016 Results vs 2Q 2015 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the second quarter of 2016 were $146 million, or $0.35 per basic share, compared with second quarter 2015 GAAP earnings of $156 million, or $0.37 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.36 per basic share for the second quarter of 2016 compared with $0.39 per basic share for the second quarter of 2015.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2015 Net Income - GAAP	$156

2Q 2015 Basic EPS (avg. shares outstanding 422M)	$0.37
Special Items - 2015*	0.02
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.39
Distribution Deliveries - normal load	(0.03)
PA Rate Case	0.03
Regulated Commodity Margin	(0.01)
Pension/OPEB	(0.02)
2Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.36
Special Items - 2016*	(0.01)
2Q 2016 Basic EPS (avg. shares outstanding 425M)	$0.35

2Q 2016 Net Income - GAAP	$146
*See pages 23-36 for additional details on special items.
2Q 2016 vs 2Q 2015 Earnings Drivers

•
Distribution Deliveries - Total electric distribution deliveries decreased 587,000 megawatt-hours (MWH), or 1.7%, and decreased earnings $0.03 per share. Residential sales decreased 183,000 MWH or 1.5%, and sales to commercial customers decreased 62,000 MWH, or 0.6%, primarily due to declining average customer usage associated with more energy efficient products and services. Weather-related usage was flat as decreased usage resulting from cooling degree days that were 13% below 2015, and 11% above normal, was offset by heating-degree-days that were 32% above 2015, and 8% above normal. Deliveries to industrial customers decreased 342,000 MWH, or 2.7%, primarily due to lower usage in the steel and coal sectors, partially offset by increased usage from the shale gas sector.

•	Pennsylvania Rate Case - Earnings increased $0.03 per share due to approved distribution rate increases, net of incremental operating expenses, effective May 3, 2015.

•
Regulated Commodity Margin - Lower regulated commodity margin at Monongahela Power decreased earnings $0.01 per share resulting from lower sales, primarily due to lower usage in the industrial sector as described above.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.02 per share.

•
Special Items - In 2016 and 2015, Regulated Distribution special items included regulatory charges of $0.01 per share and $0.02 per share, respectively, reflecting the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs. Additional details regarding special items can be found on page 36.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    4

Regulated Transmission

Regulated Transmission - Both GAAP earnings and Operating (non-GAAP) earnings for the second quarter of 2016 were $71 million, or $0.17 per basic share, compared with second quarter 2015 GAAP earnings and Operating (non-GAAP) earnings of $89 million, or $0.21 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2015 Net Income - GAAP	$89

2Q 2015 Basic EPS (avg. shares outstanding 422M)	$0.21
Special Items - 2015*	—
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.21
Transmission Revenues	(0.01)
Depreciation	(0.01)
General Taxes	(0.01)
Net Financing Costs	(0.01)
2Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
Special Items - 2016*	—
2Q 2016 Basic EPS (avg. shares outstanding 425M)	$0.17

2Q 2016 Net Income - GAAP	$71
*See pages 23-36 for additional details on special items.

2Q 2016 vs 2Q 2015 Earnings Drivers

•
Transmission Revenues - Lower transmission revenues decreased earnings $0.01 per share, primarily due to a lower ROE at American Transmission Systems, Incorporated (ATSI), effective January 1, 2016, under a comprehensive settlement approved by the Federal Energy Regulatory Commission (FERC) in October 2015, and the impact of ATSI's and Trans-Allegheny Interstate Line Company's (TrAIL) annual update to their formula rates for actual costs incurred in 2015(1), partially offset by higher recovery of incremental operating expenses and a higher rate base at ATSI and TrAIL.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.02 per share, due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's formula rate.

•
Net Financing Costs - Higher net financing costs decreased earnings $0.01 per share, due to lower capitalized financing costs from lower construction work in progress balances and higher interest expense due to a long-term debt issuance at ATSI of $150 million in October 2015.

(1) Under ATSI's and TrAIL's formula rate, revenues collected are based on estimated costs and are updated for actual costs the following year.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    5

Competitive Energy Services

CES - GAAP losses for the second quarter of 2016 were $(1,259) million, or $(2.96) per basic share, compared with second quarter 2015 GAAP losses of $(8) million, or $(0.02) per basic share. GAAP losses for the second quarter of 2016 include the impact of special items primarily resulting from asset impairment/plant exit costs, as previously described. Operating (non-GAAP) earnings, excluding special items, for the second quarter of 2016 were $0.15 per basic share, compared with second quarter 2015 Operating (non-GAAP) earnings of $0.05 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2015 Net Loss - GAAP	$(8)

2Q 2015 Basic EPS (avg. shares outstanding 422M)	$(0.02)
Special Items - 2015*	0.07
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.05
Commodity Margin	0.07
O&M Expenses	0.03
Depreciation	(0.01)
Pension/OPEB	(0.01)
General Taxes	0.01
Investment Income	0.01
2Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.15
Special Items - 2016*	(3.11)
2Q 2016 Basic EPS (avg. shares outstanding 425M)	$(2.96)

2Q 2016 Net Loss - GAAP	$(1,259)
*See pages 23-36 for additional details on special items.

2Q 2016 vs 2Q 2015 Earnings Drivers

•
Commodity Margin - CES commodity margin increased earnings $0.07 per share due to a combination of higher capacity revenues, increased wholesale sales and lower purchased power and fuel expense, partially offset by lower contract sales of 4.0 million MWH as CES continues to implement its retail strategy to more effectively hedge its generation.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    6

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 2Q16 vs 2Q15	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$—	$(0.19)	$(0.19)
- Governmental Aggregation Sales	—	(0.04)	(0.04)
- Mass Market Sales	—	(0.04)	(0.04)
- POLR Sales	0.01	(0.07)	(0.06)
- Structured Sales	(0.02)	—	(0.02)
Subtotal - Contract Sales	$(0.01)	$(0.34)	$(0.35)
(b) Wholesale Sales	(0.04)	0.13	0.09
(c) PJM Capacity, BRA and CP Revenues	0.08	0.01	0.09
(d) Fuel Expense(1)	0.03	—	0.03
(e) Purchased Power (net of financials)	0.02	0.13	0.15
(f) Capacity Expense	(0.06)	0.08	0.02
(g) Net MISO - PJM Transmission Cost	—	0.04	0.04
Net Change	$0.02	$0.05	$0.07

(1)Excludes coal contract settlement and termination costs of ($0.08) per share, included within asset impairment/plant exit costs. See pages 23-36 for additional details on special items.

(a)
Contract Sales - CES' contract sales decreased 4.0 million MWH, or 25%, and reduced earnings $0.35 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. Direct sales to large and medium commercial / industrial customers decreased 2.4 million MWH, or 39%. Governmental aggregation sales decreased 461,000 MWH, or 13%. Mass market sales decreased 369,000 MWH, or 41% and POLR sales decreased 839,000 MWH, or 29%. Structured sales, which includes bilateral and muni/co-op sales, increased 34,000 MWH, or 1%. As of June 30, 2016, the total number of retail customers was 1.5 million, a decrease of approximately 350,000 customers since June 30, 2015.

CES Contract Sales - 2Q16 vs 2Q15
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(2,387)	(461)	(369)	(839)	34	(4,022)

(b) Wholesale Sales - Wholesale sales increased by 2.8 million MWH and increased earnings $0.09 per share.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    7

(c) PJM Capacity Revenues (Base Residual (BRA) and Capacity Performance (CP) Auctions) - Higher capacity revenues increased earnings $0.09 per share, resulting from higher capacity prices on average in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BRA	BRA	BRA	CP
June 2014 - May 2015	$125.99	$125.99	$136.50	NA
June 2015 - May 2016	$136.00	$357.00	$167.46	NA
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00

(d)
Fuel Expense - Lower fuel expenses increased earnings $0.03 per share due to decreased unit rates on fuel contracts. Lower fossil generation, associated with outages and economic dispatch from low wholesale spot market energy prices was offset by higher nuclear generation.

(e) Purchased Power (net of financials) - Lower contract sales volumes resulted in decreased purchased power costs, increasing earnings $0.15 per share.
(f) Capacity Expense - Lower capacity expense associated with contract sales increased earnings $0.02 per share primarily due to lower sales volumes, partially offset by higher average capacity prices in the ATSI and RTO zones.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.04 per share primarily due to lower contract sales.

•	O&M Expenses - Lower O&M expenses increased earnings $0.03 per share, primarily due to decreased planned nuclear outage and retail-related costs, partially offset by increased fossil outage costs.

•	Depreciation Expense - Depreciation expense decreased earnings $0.01 per share due to a higher asset base.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share.

•	General Taxes - Lower general taxes increased earnings $0.01 per share as a result of lower retail sales volumes.

•	Investment Income - Higher investment income increased earnings $0.01 per share, primarily due to higher investment income on nuclear decommissioning trust securities.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    8

•
Special Items - In 2016, CES special items included impacts from asset impairment/plant exit costs of $2.99 per share, merger accounting - commodity contracts of $0.01 per share and mark-to-market adjustments of $0.11 per share. In 2015, CES special items included trust securities impairment of $0.02 per share, merger accounting-commodity contracts of $0.02 per share, plant exit costs of $0.01 per share, non-core asset sales/impairments of $0.02 per share, retail repositioning charges of $0.01 per share and mark-to-market adjustments of $(0.01) per share. Additional details regarding special items can be found on page 36.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    9

Corporate / Other

Corporate / Other GAAP losses for the second quarter of 2016 were $(47) million, or $(0.12) per basic share, compared with GAAP losses for the second quarter 2015 of $(50) million, or $(0.12) per basic share. Operating (non-GAAP) losses, excluding special items, were $(0.12) per basic share in the second quarter of 2016 and 2015.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2015 Net Loss - GAAP	$(50)

2Q 2015 Basic EPS (avg. shares outstanding 422M)	$(0.12)
Special Items - 2015*	—
2Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.12)
Other	—
2Q 2016 Basic EPS - Operating (Non-GAAP) Losses	$(0.12)
Special Items - 2016*	—
2Q 2016 Basic EPS (avg. shares outstanding 425M)	$(0.12)

2Q 2016 Net Loss - GAAP	$(47)
*See pages 23-36 for additional details on special items.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-3841

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    10

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions)

		Three Months Ended June 30			Six Months Ended June 30
		2016	2015	Change	2016	2015	Change
	Revenues
(1)	Regulated distribution	$2,200	$2,239	$(39)	$4,721	$4,801	$(80)
(2)	Regulated transmission	264	269	(5)	539	507	32
(3)	Competitive energy services	1,116	1,196	(80)	2,420	2,631	(211)
(4)	Corporate / Other	(179)	(239)	60	(410)	(577)	167
(5)	Total Revenues	3,401	3,465	(64)	7,270	7,362	(92)

	Operating Expenses
(6)	Fuel	438	383	55	819	896	(77)
(7)	Purchased power	889	989	(100)	2,013	2,102	(89)
(8)	Other operating expenses	964	900	64	1,882	1,957	(75)
(9)	Provision for depreciation	334	322	12	663	641	22
(10)	Amortization of regulatory assets, net	63	59	4	124	91	33
(11)	General taxes	241	242	(1)	521	511	10
(12)	Impairment of assets	1,447	16	1,431	1,447	16	1,431
(13)	Total Operating Expenses	4,376	2,911	1,465	7,469	6,214	1,255
(14)	Operating Income (Loss)	(975)	554	(1,529)	(199)	1,148	(1,347)

	Other Income (Expense)
(15)	Investment income (loss)	19	(3)	22	47	14	33
(16)	Interest expense	(289)	(282)	(7)	(577)	(561)	(16)
(17)	Capitalized financing costs	26	33	(7)	51	67	(16)
(18)	Total Other Expense	(244)	(252)	8	(479)	(480)	1

(19)	Income (Loss) Before Income Taxes (Benefits)	(1,219)	302	(1,521)	(678)	668	(1,346)
(20)	Income taxes (benefits)	(130)	115	(245)	83	259	(176)
(21)	Net Income (Loss)	$(1,089)	$187	$(1,276)	$(761)	$409	$(1,170)

	Earnings (Losses) Per Share of Common Stock
(22)	Basic	$(2.56)	$0.44	$(3.00)	$(1.79)	$0.97	$(2.76)
(23)	Diluted	$(2.56)	$0.44	$(3.00)	$(1.79)	$0.97	$(2.76)

	Weighted Average Number of Common
	Shares Outstanding
(24)	Basic	425	422	3	424	422	2
(25)	Diluted	425	423	2	424	423	1

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,147	$264	$963	$(43)	$3,331
(2)	Other	53	—	45	(28)	70
(3)	Internal	—	—	108	(108)	—
(4)	Total Revenues	2,200	264	1,116	(179)	3,401

	Operating Expenses
(5)	Fuel	141	—	297	—	438
(6)	Purchased power	721	—	276	(108)	889
(7)	Other operating expenses	580	36	432	(84)	964
(8)	Provision for depreciation	170	44	103	17	334
(9)	Amortization of regulatory assets, net	61	2	—	—	63
(10)	General taxes	170	36	29	6	241
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	1,843	118	2,584	(169)	4,376
(13)	Operating Income (Loss)	357	146	(1,468)	(10)	(975)

	Other Income (Expense)
(14)	Investment income	13	—	18	(12)	19
(15)	Interest expense	(145)	(42)	(48)	(54)	(289)
(16)	Capitalized financing costs	5	9	9	3	26
(17)	Total Other Expense	(127)	(33)	(21)	(63)	(244)

(18)	Income (Loss) Before Income Taxes (Benefits)	230	113	(1,489)	(73)	(1,219)
(19)	Income taxes (benefits)	84	42	(230)	(26)	(130)
(20)	Net Income (Loss)	$146	$71	$(1,259)	$(47)	$(1,089)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,189	$269	$980	$(43)	$3,395
(2)	Other	50	—	54	(34)	70
(3)	Internal	—	—	162	(162)	—
(4)	Total Revenues	2,239	269	1,196	(239)	3,465

	Operating Expenses
(5)	Fuel	120	—	263	—	383
(6)	Purchased power	806	—	345	(162)	989
(7)	Other operating expenses	538	35	411	(84)	900
(8)	Provision for depreciation	170	38	99	15	322
(9)	Amortization of regulatory assets, net	57	2	—	—	59
(10)	General taxes	174	26	36	6	242
(11)	Impairment of assets	—	—	16	—	16
(12)	Total Operating Expenses	1,865	101	1,170	(225)	2,911
(13)	Operating Income	374	168	26	(14)	554

	Other Income (Expense)
(14)	Investment income (loss)	12	—	—	(15)	(3)
(15)	Interest expense	(146)	(40)	(48)	(48)	(282)
(16)	Capitalized financing costs	7	13	10	3	33
(17)	Total Other Expense	(127)	(27)	(38)	(60)	(252)

(18)	Income (Loss) Before Income Taxes (Benefits)	247	141	(12)	(74)	302
(19)	Income taxes (benefits)	91	52	(4)	(24)	115
(20)	Net Income (Loss)	$156	$89	$(8)	$(50)	$187

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended June 30, 2016 and the Three Months Ended June 30, 2015 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(42)	$(5)	$(17)	$—	$(64)
(2)	Other	3	—	(9)	6	—
(3)	Internal revenues	—	—	(54)	54	—
(4)	Total Revenues	(39)	(5)	(80)	60	(64)

	Operating Expenses
(5)	Fuel	21	—	34	—	55
(6)	Purchased power	(85)	—	(69)	54	(100)
(7)	Other operating expenses	42	1	21	—	64
(8)	Provision for depreciation	—	6	4	2	12
(9)	Amortization of regulatory assets, net	4	—	—	—	4
(10)	General taxes	(4)	10	(7)	—	(1)
(11)	Impairment of assets	—	—	1,431	—	1,431
(12)	Total Total Expenses	(22)	17	1,414	56	1,465
(13)	Operating Income (Loss)	(17)	(22)	(1,494)	4	(1,529)

	Other Income (Expense)
(14)	Investment income	1	—	18	3	22
(15)	Interest expense	1	(2)	—	(6)	(7)
(16)	Capitalized financing costs	(2)	(4)	(1)	—	(7)
(17)	Total Other Expense	—	(6)	17	(3)	8

(18)	Income (Loss) Before Income Taxes (Benefits)	(17)	(28)	(1,477)	1	(1,521)
(19)	Income taxes (benefits)	(7)	(10)	(226)	(2)	(245)
(20)	Net Income (Loss)	$(10)	$(18)	$(1,251)	$3	$(1,276)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,589	$539	$2,064	$(89)	$7,103
(2)	Other	132	—	96	(61)	167
(3)	Internal	—	—	260	(260)	—
(4)	Total Revenues	4,721	539	2,420	(410)	7,270

	Operating Expenses
(5)	Fuel	280	—	539	—	819
(6)	Purchased power	1,647	—	626	(260)	2,013
(7)	Other operating expenses	1,228	72	753	(171)	1,882
(8)	Provision for depreciation	339	87	205	32	663
(9)	Amortization of regulatory assets, net	120	4	—	—	124
(10)	General taxes	355	77	68	21	521
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	3,969	240	3,638	(378)	7,469
(13)	Operating Income (Loss)	752	299	(1,218)	(32)	(199)

	Other Income (Expense)
(14)	Investment income	24	—	33	(10)	47
(15)	Interest expense	(292)	(85)	(95)	(105)	(577)
(16)	Capitalized financing costs	9	16	20	6	51
(17)	Total Other Expense	(259)	(69)	(42)	(109)	(479)

(18)	Income (Loss) Before Income Taxes (Benefits)	493	230	(1,260)	(141)	(678)
(19)	Income taxes (benefits)	182	85	(145)	(39)	83
(20)	Net Income (Loss)	$311	$145	$(1,115)	$(102)	$(761)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,706	$507	$2,105	$(88)	$7,230
(2)	Other	95	—	104	(67)	132
(3)	Internal	—	—	422	(422)	—
(4)	Total Revenues	4,801	507	2,631	(577)	7,362

	Operating Expenses
(5)	Fuel	266	—	630	—	896
(6)	Purchased power	1,781	—	743	(422)	2,102
(7)	Other operating expenses	1,135	70	930	(178)	1,957
(8)	Provision for depreciation	342	75	195	29	641
(9)	Amortization of regulatory assets, net	86	5	—	—	91
(10)	General taxes	364	50	77	20	511
(11)	Impairment of assets	—	—	16	—	16
(12)	Total Operating Expenses	3,974	200	2,591	(551)	6,214
(13)	Operating Income	827	307	40	(26)	1,148

	Other Income (Expense)
(14)	Investment income	25	—	12	(23)	14
(15)	Interest expense	(290)	(79)	(96)	(96)	(561)
(16)	Capitalized financing costs	15	27	20	5	67
(17)	Total Other Expense	(250)	(52)	(64)	(114)	(480)

(18)	Income (Loss) Before Income Taxes (Benefits)	577	255	(24)	(140)	668
(19)	Income taxes (benefits)	213	94	(8)	(40)	259
(20)	Net Income (Loss)	$364	$161	$(16)	$(100)	$409

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Six Months of 2016 and the First Six Months of 2015 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(117)	$32	$(41)	$(1)	$(127)
(2)	Other	37	—	(8)	6	35
(3)	Internal revenues	—	—	(162)	162	—
(4)	Total Revenues	(80)	32	(211)	167	(92)

	Operating Expenses
(5)	Fuel	14	—	(91)	—	(77)
(6)	Purchased power	(134)	—	(117)	162	(89)
(7)	Other operating expenses	93	2	(177)	7	(75)
(8)	Provision for depreciation	(3)	12	10	3	22
(9)	Amortization of regulatory assets, net	34	(1)	—	—	33
(10)	General taxes	(9)	27	(9)	1	10
(11)	Impairment of assets	—	—	1,431	—	1,431
(12)	Total Operating Expenses	(5)	40	1,047	173	1,255
(13)	Operating Income (Loss)	(75)	(8)	(1,258)	(6)	(1,347)

	Other Income (Expense)
(14)	Investment income	(1)	—	21	13	33
(15)	Interest expense	(2)	(6)	1	(9)	(16)
(16)	Capitalized financing costs	(6)	(11)	—	1	(16)
(17)	Total Other Expense	(9)	(17)	22	5	1

(18)	Income (Loss) From Before Income Taxes (Benefits)	(84)	(25)	(1,236)	(1)	(1,346)
(19)	Income taxes (benefits)	(31)	(9)	(137)	1	(176)
(20)	Net Income (Loss)	$(53)	$(16)	$(1,099)	$(2)	$(1,170)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    17

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Jun. 30, 2016	Dec. 31, 2015
Current Assets:
Cash and cash equivalents	$199	$131
Receivables	1,494	1,595
Other	1,383	1,314
Total Current Assets	3,076	3,040

Property, Plant and Equipment	37,461	37,214
Investments	2,983	2,788
Deferred Charges and Other Assets	7,881	9,052
Total Assets	$51,401	$52,094

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,327	$1,166
Short-term borrowings	2,925	1,708
Accounts payable	938	1,075
Other	1,569	1,653
Total Current Liabilities	6,759	5,602

Capitalization:
Total equity	11,407	12,422
Long-term debt and other long-term obligations	18,348	19,099
Total Capitalization	29,755	31,521
Noncurrent Liabilities	14,887	14,971
Total Liabilities and Capitalization	$51,401	$52,094

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Debt redemptions	$(550)	$(244)	$(581)	$(292)
New long-term debt issues	$—	$200	$—	$200
Short-term borrowings increase	$800	$349	$1,225	$1,109
Property additions	$794	$818	$1,492	$1,486

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facilities
	As of June 30		As of December 31
	2016	% Total	2015	% Total
Total Equity (GAAP)	$11,407	32%	$12,422	35%
Non-cash Charges / Non-cash Write Downs*	2,764	8%	2,077	6%
Accumulated Other Comprehensive Income	(191)	(1)%	(171)	(1)%
Adjusted Equity (Non-GAAP)**	13,980	39%	14,328	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,348	51%	19,099	54%
Currently Payable Long-term Debt (GAAP)	1,327	4%	1,166	3%
Short-term Borrowings (GAAP)	2,925	8%	1,708	5%
Reimbursement Obligations	7	—%	54	—%
Guarantees of Indebtedness	325	1%	328	1%
Less Securitization Debt	(871)	(3)%	(913)	(3)%
Adjusted Debt (Non-GAAP)**	22,061	61%	21,442	60%

Adjusted Capitalization (Non-GAAP)**	$36,041	100%	$35,770	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of assets, and regulatory asset charges through June 30, 2016, as required by the FE Credit Facilities, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facilities. These financial measures, as calculated in accordance with the FE Credit Facilities, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facilities require FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    18

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Cash flows from operating activities
Net income (loss)	$(1,089)	$187	$(761)	$409
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization (1)	467	444	922	869
Deferred purchased power and other costs	(23)	(14)	(33)	(45)
Deferred income taxes and investment tax credits, net	(134)	92	72	219
Impairment of assets	1,447	16	1,447	16
Investment impairments	10	24	10	24
Deferred costs on sale leaseback transaction, net	12	12	24	24
Retirement benefits	15	(12)	31	(16)
Pension trust contributions	—	—	(160)	(143)
Commodity derivative transactions, net	69	(9)	5	(7)
Lease payments on sale and leaseback transaction	(94)	(102)	(94)	(102)
Changes in working capital and other	142	159	(3)	(258)
Cash flows provided from operating activities	822	797	1,460	990
Cash flows provided from financing activities	133	152	375	712
Cash flows used for investing activities	(902)	(945)	(1,767)	(1,693)
Net change in cash and cash equivalents	$53	$4	$68	$9

(1) Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangible assets, debt related costs, deferred advertising costs and other assets.

Liquidity position as of June 30, 2016

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$719
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,499
FirstEnergy Transmission, LLC(2)	Revolving	March 2019	1,000	850
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,068
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	199
		Total:	$6,000	$3,267

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    19

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30
(MWH in thousand)		2016	2015	Change	2016	2015	Change

Ohio	- Residential	3,814	3,741	2.0%	8,271	8,836	-6.4%
	- Commercial	3,707	3,700	0.2%	7,417	7,605	-2.5%
	- Industrial	4,975	5,183	-4.0%	9,986	10,368	-3.7%
	- Other	83	82	1.2%	168	168	0.0%
	Total Ohio	12,579	12,706	-1.0%	25,842	26,977	-4.2%
Pennsylvania	- Residential	3,984	4,075	-2.2%	9,071	10,062	-9.8%
	- Commercial	3,104	3,063	1.3%	6,346	6,498	-2.3%
	- Industrial	5,011	5,063	-1.0%	10,021	10,198	-1.7%
	- Other	30	30	0.0%	59	59	0.0%
	Total Pennsylvania	12,129	12,231	-0.8%	25,497	26,817	-4.9%
New Jersey	- Residential	2,107	2,182	-3.4%	4,261	4,632	-8.0%
	- Commercial	2,160	2,228	-3.1%	4,322	4,506	-4.1%
	- Industrial	537	560	-4.1%	1,084	1,113	-2.6%
	- Other	22	22	0.0%	44	43	2.3%
	Total New Jersey	4,826	4,992	-3.3%	9,711	10,294	-5.7%
Maryland	- Residential	645	693	-6.9%	1,615	1,832	-11.8%
	- Commercial	498	515	-3.3%	1,017	1,070	-5.0%
	- Industrial	394	435	-9.4%	780	800	-2.5%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,541	1,647	-6.4%	3,420	3,710	-7.8%
West Virginia	- Residential	1,106	1,148	-3.7%	2,774	3,039	-8.7%
	- Commercial	880	905	-2.8%	1,806	1,864	-3.1%
	- Industrial	1,429	1,447	-1.2%	2,853	2,949	-3.3%
	- Other	6	7	-14.3%	13	14	-7.1%
	Total West Virginia	3,421	3,507	-2.5%	7,446	7,866	-5.3%
Total Residential		11,656	11,839	-1.5%	25,992	28,401	-8.5%
Total Commercial		10,349	10,411	-0.6%	20,908	21,543	-2.9%
Total Industrial		12,346	12,688	-2.7%	24,724	25,428	-2.8%
Total Other		145	145	0.0%	292	292	0.0%

Total Distribution Deliveries		34,496	35,083	-1.7%	71,916	75,664	-5.0%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    20

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30			Six Months Ended June 30
	2016	2015	Normal	2016	2015	Normal
Composite Heating-Degree-Days	644	488	595	3,180	3,850	3,436
Composite Cooling-Degree-Days	294	338	265	296	338	267

Shopping Statistics (Based on MWH)	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015

OE	80%	80%	79%	78%
Penn	65%	62%	62%	59%
CEI	85%	83%	84%	83%
TE	80%	76%	78%	75%
JCP&L	54%	52%	52%	51%
Met-Ed	70%	69%	68%	66%
Penelec	72%	72%	70%	70%
PE(1)	53%	52%	48%	46%
WP	68%	64%	65%	61%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Generation Capacity Factors:
Nuclear	88%	79%	88%	85%
Fossil - Baseload	48%	54%	46%	58%
Fossil - Load Following	39%	38%	40%	43%

Generation Fuel Rate:
Nuclear	$7	$7	$7	$7
Fossil	$24	$26	$24	$27
Total Fleet	$15	$17	$15	$18

Generation Output Mix:
Nuclear	51%	48%	51%	47%
Fossil - Baseload	35%	40%	33%	40%
Fossil - Load Following	6%	7%	7%	7%
Peaking/CT/Hydro	8%	5%	9%	6%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    21

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended June 30			Six Months Ended June 30
Contract Sales	2016	2015	Change	2016	2015	Change
Total POLR	2,081	2,920	(839)	4,633	7,742	(3,109)

Total Structured Sales	2,842	2,808	34	6,738	5,897	841

Total Direct - LCI	3,399	5,587	(2,188)	6,893	12,205	(5,312)

Total Direct - MCI	284	483	(199)	585	1,114	(529)

Total Aggregation	2,992	3,453	(461)	6,560	8,052	(1,492)

Total Mass Market	536	905	(369)	1,239	2,340	(1,101)

Total Contract Sales	12,134	16,156	(4,022)	26,648	37,350	(10,702)

Wholesale Spot Sales	3,577	804	2,773	5,490	867	4,623

Purchased Power
- Bilaterals	444	482	(38)	1,079	1,089	(10)
- Spot	690	2,647	(1,957)	2,041	6,308	(4,267)
Total Purchased Power	1,134	3,129	(1,995)	3,120	7,397	(4,277)

Generation Output
- Fossil	7,411	7,594	(183)	14,704	16,740	(2,036)
- Nuclear	7,796	7,020	776	15,547	14,971	576
- RMR / Deactivated Units (1)	—	86	(86)	—	758	(758)
Total Generation Output	15,207	14,700	507	30,251	32,469	(2,218)

(1) Includes Reliability Must Run (RMR) and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    22

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended June 30, 2016			Three Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,401	$—		$3,465	$(3)	(e)

	Operating Expenses
(2)	Fuel	438	(66)	(b,d)	383	(14)	(b,d)
(3)	Purchased power	889	—		989	—
(4)	Other operating expenses	964	(80)	(a,c)	900	(12)	(a,c,d,g)
(5)	Provision for depreciation	334	—		322	—
(6)	Amortization of regulatory assets, net	63	—		59	(1)	(a)
(7)	General taxes	241	—		242	(1)	(d)
(8)	Impairment of assets	1,447	(1,447)	(d)	16	(16)	(e)
(9)	Total Operating Expenses	4,376	(1,593)		2,911	(44)
(10)	Operating Income (Loss)	(975)	1,593		554	41

	Other Income (Expense)
(11)	Investment income (loss)	19	2	(f)	(3)	19	(e,f)
(12)	Interest expense	(289)	2	(h)	(282)	—
(13)	Capitalized financing costs	26	—		33	—
(14)	Total Other Expense	(244)	4		(252)	19

(15)	Income (Loss) Before Income Taxes (Benefits)	(1,219)	1,597		302	60
(16)	Income taxes (benefits)	(130)	271	(d)	115	22
(17)	Net Income (Loss)	$(1,089)	$1,326		$187	$38

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.01 per share), ($10) million included in "Other operating expenses". 2015 ($0.02 per share), ($11) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net".

(b)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($13) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 ($0.11 per share), ($70) million included in "Other operating expenses". 2015 (($0.01) per share), $9 million included in "Other operating expenses".
(d)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets" and $159 million included in "Income taxes (benefits)". 2015 ($0.01 per share), ($1) included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(e)
Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($3) million included in "Revenues"; ($16) million included in "Impairment of assets"; and $2 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2016, $2 million included in "Investment income (loss)". 2015 ($0.02 per share), $17 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

	See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the second quarter of 2016 and 422 million shares in the second quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    23

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Six Months Ended June 30, 2016			Six Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$7,270	$—		$7,362	$(2)	(a,e)

	Operating Expenses
(2)	Fuel	819	(74)	(b,d)	896	(36)	(b,d)
(3)	Purchased power	2,013	—		2,102	—
(4)	Other operating expenses	1,882	(77)	(a,c)	1,957	(36)	(a,c,d,g)
(5)	Provision for depreciation	663	—		641	—
(6)	Amortization of regulatory assets, net	124	—		91	(2)	(a)
(7)	General taxes	521	—		511	(1)	(d)
(8)	Impairment of assets	1,447	(1,447)	(d)	16	(16)	(e)
(9)	Total Operating Expenses	7,469	(1,598)		6,214	(91)
(10)	Operating Income (Loss)	(199)	1,598		1,148	89

	Other Income (Expense)
(11)	Investment income	47	9	(e,f)	14	30	(e,f)
(12)	Interest expense	(577)	2	(h)	(561)	—
(13)	Capitalized financing costs	51	—		67	—
(14)	Total Other Expense	(479)	11		(480)	30

(15)	Income (Loss) Before Income Taxes	(678)	1,609		668	119
(16)	Income taxes	83	274	(d)	259	43
(17)	Net Income (Loss)	$(761)	$1,335		$409	$76

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.11 per share), ($71) million included in "Other operating expenses". 2015 ($0.04 per share), $1 million included in "Revenues"; ($25) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net".

(b)	Merger accounting - commodity contracts: 2016 ($0.02 per share), ($16) million included in "Fuel". 2015 ($0.04 per share), ($24) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 ($0.01 per share), ($6) million included in "Other operating expenses". 2015 (($0.01) per share), $7 million included in "Other operating expenses".
(d)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuels"; ($1,447) million included in "Impairment of assets"; and $159 million in "Income taxes". 2015 ($0.03 per share), ($12) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(e)
Impact of non-core asset sales/impairments: 2016, ($2) million included in "Investment income". 2015 ($0.03 per share), ($3) million in "Revenues"; ($16) million included in "Impairment of assets"; and $6 million included in "Investment income".

(f)	Trust securities impairment: 2016 ($0.01 per share), $11 million included in "Investment income". 2015 ($0.03 per share), $24 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

	See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 424 million shares in the first six months of 2016 and 422 million shares in the first six months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    24

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2016			Three Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,200	$—		$2,239	$—

	Operating Expenses
(2)	Fuel	141	—		120	—
(3)	Purchased power	721	—		806	—
(4)	Other operating expenses	580	(10)	(a)	538	(11)	(a)
(5)	Provision for depreciation	170	—		170	—
(6)	Amortization of regulatory assets, net	61	—		57	(1)	(a)
(7)	General taxes	170	—		174	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	1,843	(10)		1,865	(12)
(10)	Operating Income	357	10		374	12

	Other Income (Expense)
(11)	Investment income	13	—		12	1	(b)
(12)	Interest expense	(145)	—		(146)	—
(13)	Capitalized financing costs	5	—		7	—
(14)	Total Other Expense	(127)	—		(127)	1

(15)	Income Before Income Taxes	230	10		247	13
(16)	Income taxes	84	4		91	5
(17)	Net Income	$146	$6		$156	$8

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.01 per share), ($10) million included in "Other operating expenses". 2015 ($0.02 per share), ($11) million included in "Other operating expenses"; and ($1) million in "Amortization of regulatory assets, net".

(b)	Trust securities impairment: 2015, $1 million included in "Investment income".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the second quarter of 2016 and 422 million shares in the second quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    25

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2016			Six Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$4,721	$—		$4,801	$1	(a)

	Operating Expenses
(2)	Fuel	280	—		266	—
(3)	Purchased power	1,647	—		1,781	—
(4)	Other operating expenses	1,228	(71)	(a)	1,135	(24)	(a)
(5)	Provision for depreciation	339	—		342	—
(6)	Amortization of regulatory assets, net	120	—		86	(2)	(a)
(7)	General taxes	355	—		364	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	3,969	(71)		3,974	(26)
(10)	Operating Income	752	71		827	27

	Other Income (Expense)
(11)	Investment income	24	1	(b)	25	2	(b)
(12)	Interest expense	(292)	—		(290)	—
(13)	Capitalized financing costs	9	—		15	—
(14)	Total Other Expense	(259)	1		(250)	2

(15)	Income Before Income Taxes	493	72		577	29
(16)	Income taxes	182	26		213	11
(17)	Net Income	$311	$46		$364	$18

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.11 per share), ($71) million included in "Other operating expenses". 2015 ($0.04 per share), $1 million included in "Revenues"; ($24) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net".

(b)	Trust securities impairment: 2016, $1 million included in "Investment income". 2015, $2 million included in "Investment income".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 424 million shares in the first six months of 2016 and 422 million shares in the first six months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    26

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2016		Three Months Ended June 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$264	$—	$269	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	36	—	35	—
(5)	Provision for depreciation	44	—	38	—
(6)	Amortization of regulatory assets, net	2	—	2	—
(7)	General taxes	36	—	26	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	118	—	101	—
(10)	Operating Income	146	—	168	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(42)	—	(40)	—
(13)	Capitalized financing costs	9	—	13	—
(14)	Total Other Expense	(33)	—	(27)	—

(15)	Income Before Income Taxes	113	—	141	—
(16)	Income taxes	42	—	52	—
(17)	Net Income	$71	$—	$89	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    27

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2016		Six Months Ended June 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$539	$—	$507	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	72	—	70	—
(5)	Provision for depreciation	87	—	75	—
(6)	Amortization of regulatory assets, net	4	—	5	—
(7)	General taxes	77	—	50	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	240	—	200	—
(10)	Operating Income	299	—	307	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(85)	—	(79)	—
(13)	Capitalized financing costs	16	—	27	—
(14)	Total Other Expense	(69)	—	(52)	—

(15)	Income Before Income Taxes	230	—	255	—
(16)	Income taxes	85	—	94	—
(17)	Net Income	$145	$—	$161	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    28

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2016			Three Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,116	$—		$1,196	$(3)	(d)

	Operating Expenses
(2)	Fuel	297	(66)	(a,c)	263	(14)	(a,c)
(3)	Purchased power	276	—		345	—
(4)	Other operating expenses	432	(70)	(b)	411	(1)	(b,c,f)
(5)	Provision for depreciation	103	—		99	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	29	—		36	(1)	(c)
(8)	Impairment of assets	1,447	(1,447)	(c)	16	(16)	(d)
(9)	Total Operating Expenses	2,584	(1,583)		1,170	(32)
(10)	Operating Income (Loss)	(1,468)	1,583		26	29

	Other Income (Expense)
(11)	Investment income	18	2	(e)	—	16	(e)
(12)	Interest expense	(48)	2	(g)	(48)	—
(13)	Capitalized financing costs	9	—		10	—
(14)	Total Other Expense	(21)	4		(38)	16

(15)	Income (Loss) Before Income Taxes (Benefits)	(1,489)	1,587		(12)	45
(16)	Income taxes (benefits)	(230)	267	(c)	(4)	16
(17)	Net Income (Loss)	$(1,259)	$1,320		$(8)	$29

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($13) million included in "Fuel".
(b)	Mark-to-market adjustments: 2016 ($0.11 per share), ($70) million included in "Other operating expenses". 2015 (($0.01) per share), $9 million included in "Other operating expenses".
(c)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets" and $159 million included in "Income taxes (benefits)". 2015, ($0.01 per share), ($1) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(d)	Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($3) million included in "Revenues"; ($16) million included in "Impairment of assets".
(e)	Trust securities impairment: 2016, $2 million included in "Investment income". 2015 ($0.02 per share), $16 million included in "Investment income".
(f)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses".
(g)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the second quarter of 2016 and 422 million shares in the second quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2016			Six Months Ended June 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,420	$—		$2,631	$(3)	(e)

	Operating Expenses
(2)	Fuel	539	(74)	(b,d)	630	(36)	(b,d)
(3)	Purchased power	626	—		743	—
(4)	Other operating expenses	753	(6)	(c)	930	(12)	(a,c,d,g)
(5)	Provision for depreciation	205	—		195	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	68	—		77	(1)	(d)
(8)	Impairment of assets	1,447	(1,447)	(d)	16	(16)	(e)
(9)	Total Operating Expenses	3,638	(1,527)		2,591	(65)
(10)	Operating Income (Loss)	(1,218)	1,527		40	62

	Other Income (Expense)
(11)	Investment income	33	8	(e,f)	12	22	(f)
(12)	Interest expense	(95)	2	(h)	(96)	—
(13)	Capitalized financing costs	20	—		20	—
(14)	Total Other Expense	(42)	10		(64)	22

(15)	Income (Loss) Before Income Taxes (Benefits)	(1,260)	1,537		(24)	84
(16)	Income taxes (benefits)	(145)	248	(d)	(8)	30
(17)	Net Income (Loss)	$(1,115)	$1,289		$(16)	$54

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)	Merger accounting - commodity contracts: 2016 ($0.02 per share), ($16) million included in "Fuel". 2015 ($0.04 per share), ($24) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 ($0.01 per share), ($6) million included in "Other operating expenses". 2015 (($0.01) per share), $7 million included in "Other operating expenses".
(d)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; and $159 million included in "Income taxes (benefits)". 2015 ($0.03 per share), ($12) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(e)
Impact of non-core asset sales/impairments: 2016, ($2) million included in "Investment income". 2015 ($0.02 per share), ($3) million included in "Revenues"; and ($16) million included in "Impairment of assets".

(f)	Trust securities impairment: 2016 ($0.01 per share), $10 million included in "Investment income". 2015 ($0.03 per share), $22 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 424 million shares in the first six months of 2016 and 422 million shares in the first six months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    30

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2016		Three Months Ended June 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(179)	$—	$(239)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(108)	—	(162)	—
(4)	Other operating expenses	(84)	—	(84)	—
(5)	Provision for depreciation	17	—	15	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	6	—	6	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(169)	—	(225)	—
(10)	Operating Loss	(10)	—	(14)	—

	Other Income (Expense)
(11)	Investment income (loss)	(12)	—	(15)	2	(a)
(12)	Interest expense	(54)	—	(48)	—
(13)	Capitalized financing costs	3	—	3	—
(14)	Total Other Expense	(63)	—	(60)	2

(15)	Loss Before Income Tax Benefits	(73)	—	(74)	2
(16)	Income tax benefits	(26)	—	(24)	1
(17)	Net Loss	$(47)	$—	$(50)	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Impact of non-core asset sales/impairments: 2015, $2 million included in "Investment income (loss)".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the second quarter of 2016 and 422 million shares in the second quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2016                    31

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2016		Six Months Ended June 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(410)	$—	$(577)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(260)	—	(422)	—
(4)	Other operating expenses	(171)	—	(178)	—
(5)	Provision for depreciation	32	—	29	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	21	—	20	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(378)	—	(551)	—
(10)	Operating Loss	(32)	—	(26)	—

	Other Income (Expense)
(11)	Investment loss	(10)	—	(23)	6	(a)
(12)	Interest expense	(105)	—	(96)	—
(13)	Capitalized financing costs	6	—	5	—
(14)	Total Other Expense	(109)	—	(114)	6

(15)	Loss Before Income Tax Benefits	(141)	—	(140)	6
(16)	Income tax benefits	(39)	—	(40)	2
(17)	Net Loss	$(102)	$—	$(100)	$4

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), $6 million included in "Investment loss".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 424 million shares in the first six months of 2016 and 422 million shares in the first six months of 2015.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    32

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended June 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2016 Net Income (Loss) - GAAP	$146	$71	$(1,259)	$(47)	$(1,089)

2Q 2016 Basic Earnings (Losses) per share (avg. shares outstanding 425M)	$0.35	$0.17	$(2.96)	$(0.12)	$(2.56)
Excluding Special Items:
Regulatory charges	0.01	—	—	—	0.01
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Mark-to-market adjustments	—	—	0.11	—	0.11
Total Special Items	$0.01	$—	$3.11	$—	$3.12
Basic EPS - Operating (Non-GAAP)	$0.36	$0.17	$0.15	$(0.12)	$0.56

Three Months Ended June 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2015 Net Income (Loss) - GAAP	$156	$89	$(8)	$(50)	$187

2Q 2015 Basic Earnings (Losses) per share (avg. shares outstanding 422M)	$0.37	$0.21	$(0.02)	$(0.12)	$0.44
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Plant exit costs	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Total Special Items	$0.02	$—	$0.07	$—	$0.09
Basic EPS - Operating (Non-GAAP)	$0.39	$0.21	$0.05	$(0.12)	$0.53

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Six Months Ended June 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$311	$145	$(1,115)	$(102)	$(761)

2016 Basic Earnings (Losses) per share (avg. shares outstanding 424M)	$0.73	$0.34	$(2.62)	$(0.24)	$(1.79)
Excluding Special Items:
Regulatory charges	0.11	—	—	—	0.11
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Mark-to-market adjustments	—	—	0.01	—	0.01
Total Special Items	$0.11	$—	$3.03	$—	$3.14
Basic EPS - Operating (Non-GAAP)	$0.84	$0.34	$0.41	$(0.24)	$1.35

Six Months Ended June 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income (Loss) - GAAP	$364	$161	$(16)	$(100)	$409

2015 Basic Earnings (Losses) per share (avg. shares outstanding 422M)	$0.86	$0.38	$(0.04)	$(0.23)	$0.97
Excluding Special Items:
Regulatory charges	0.04	—	—	—	0.04
Trust securities impairment	—	—	0.03	—	0.03
Plant exit costs	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.04	—	0.04
Impact of non-core asset sales/impairments	—	—	0.02	0.01	0.03
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Total Special Items	$0.04	$—	$0.13	$0.01	$0.18
Basic EPS - Operating (Non-GAAP)	$0.90	$0.38	$0.09	$(0.22)	$1.15

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    34

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Estimate for Year 2016	Pre-tax	After-tax	EPS

Special Items:
Regulatory charges	$89	$57	$0.13
Trust securities impairment	10	6	0.01
Merger accounting - commodity contracts	32	21	0.05
Asset impairment/Plant exit costs	1,505	1,269	2.95
Impact of non-core asset sales/impairment	(2)	(1)	—
Mark-to-market adjustments	6	4	0.01
Loss on debt redemptions	2	1	—
Total Special Items	$1,642	$1,357	$3.15

Estimate for Q3 2016	Pre-tax	After-tax	EPS

Special Items:
Regulatory charges	$9	$6	$0.01
Merger accounting - commodity contracts	8	5	0.01
Total Special Items	$17	$11	$0.02

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2016, of which $95 million is related to employee benefit plans. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    35

2015/2016 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Merger.

•
Asset impairment/Plant exit costs - Primarily reflects the impairments of CES' goodwill, the Bay Shore Unit 1 generating station and Units 1-4 of the W. H. Sammis generating station, valuation allowances on net operating loss carryforwards and other costs associated with the deactivation of certain power plants (as described on page 2).

•	Impact of non-core asset sales/impairment - Primarily reflects the non-cash amortization/impairment of certain non-core investments and the impact of non-core asset sales.

•	Retail repositioning charges - Primarily reflects termination and restructuring costs associated with CES' revised sales strategy.

•	Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•	Loss on debt redemptions - Primarily reflects costs associated with the early retirement of debt.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    36

Recent Developments

Financial Matters
Dividend
On July 19, 2016, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable September 1, 2016, to shareholders of record as of August 5, 2016.

Financing Activities
On May 1, 2016, Jersey Central Power & Light Company (JCP&L) repaid $300 million of 5.625% senior notes at maturity.
On June 1 and July 1, 2016, FirstEnergy Nuclear Generation, LLC purchased $224.6 million and $60 million, respectively, of pollution control revenue bonds on their mandatory put date. These bonds are being held internally for future remarketing, in 2016, subject to market and other conditions.
On July 11, 2016, Pennsylvania Power Company (PP) issued $50 million of 4.24% first mortgage bonds due 2056. Proceeds were used to fund capital expenditures, repay short-term borrowings under the FirstEnergy regulated money pool and for working capital needs and other general corporate purposes.

Operational Matters
Davis-Besse Refueling Outage
On May 9, 2016, the 908-MW Davis-Besse Nuclear Power station returned to service following a scheduled shutdown on March 26, 2016, for refueling and maintenance. During the outage, approximately one third of the plant's 177 fuel assemblies were exchanged. In addition, numerous inspections and preventative maintenance and improvement projects were completed to ensure continued safe and reliable operations.

Sale or Deactivation of Bay Shore Unit 1 and Deactivation of W.H. Sammis Units 1-4
On July 22, 2016, FE announced that it is committed to the sale or deactivation of Bay Shore Unit 1 located in Oregon, Ohio by October 1, 2020 and the deactivation of W. H. Sammis Units 1-4 generating station located in Stratton, Ohio by May 31, 2020 as a result of current market conditions. The total capacity of these plants is 856 MW, and represented approximately four percent of the electricity produced by the company's generating plants in 2015. The deactivation is subject to review by PJM Interconnection, LLC.

FirstEnergy Executive Promotions
On May 17, 2016, FE’s Board of Directors elected Leila Vespoli to executive vice president, Corporate Strategy, Regulatory Affairs, and chief legal officer, a move that reflects the company's focus on more customer-centered, regulated growth. Vespoli, who had been executive vice president, Markets, and chief legal officer, will continue reporting to FirstEnergy president and chief executive officer Charles E. Jones. Vespoli's key responsibilities of corporate strategy, regulatory affairs and legal matters are closely aligned with the company's regulated priorities. She also will maintain responsibility for Federal, State and Local Governmental Affairs and Economic

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    37

Development, Rates, Corporate Affairs & Community Involvement, Business Development, and the Corporate Department.
In a related matter, the company's competitive retail operations, including FirstEnergy Solutions Corp. (FES), which was previously part of Vespoli's organization, is now under Jones. Donald R. Schneider remains president of FES.
On June 7, 2016, FE’s Board of Directors elected Ketan K. Patel vice president, Corporate Secretary and Chief Ethics Officer. Previously, Patel was director, Real Estate and Facilities, since 2012. In his new role he will serve as a primary liaison to the Board of Directors and oversee the Corporate, Real Estate and Records & Information Compliance departments. Patel will report to Vespoli.

Regulatory Matters
ESP IV Update
On March 31, 2016, the Public Utilities Commission of Ohio (PUCO) approved, with modifications, the Ohio Companies (Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company) ESP IV. The ESP IV represents a comprehensive plan to stabilize retail prices for customers, address future volatility and retail price increases, and promote economic development and job retention efforts in the state. The ESP IV, as originally proposed, included an Economic Stability Program that relied upon a Purchase Power Agreement (PPA) between the Ohio Utilities and affiliate FES, which was the subject of a complaint before the Federal Energy Regulatory Commission (FERC).
On April 27, 2016, FERC issued an Order rescinding the existing affiliate waiver between the Ohio Companies and FES as it applies to the PPA, precluding implementation of the PPA without prior authorization by FERC. The PPA was entered into on April 1, 2016, but the Ohio Companies and FES subsequently suspended the PPA.
On May 2, 2016, the Ohio Companies filed an Application for Rehearing with the PUCO which proposed a change to the Economic Stability Program by modifying Rider RRS. The modified structure of Rider RRS is designed to be solely within the PUCO's jurisdiction, relies on retail ratemaking mechanisms that do not utilize a PPA, and also preserves the PUCO’s finding of $256 million in projected customer savings over the 8-year term of the ESP IV as originally approved. The modified ESP IV would also continue to provide customers the benefits of market-based pricing, economic development, and prudent use of natural resources through increased energy efficiency, use of renewable power and reduced emissions from power plants. This proposal is pending before the PUCO.
On June 29, 2016, the PUCO Staff filed testimony recommending denial of the proposed modifications to the modified Rider RRS and instead recommended an alternative proposal, a Distribution Modernization Rider, that would allow for annual recovery of $131 million over an initial three-year period with a possible extension for an additional two years. The hearings began on July 11, 2016 on the modified Rider RRS.
On July 25, 2016, the Ohio Companies filed rebuttal testimony that:

•	Continues to recommend that the PUCO approve the proposed modified Rider RRS

•	A properly designed Distribution Modernization Rider would be valued at $558 million for 8 years

•	The value of the economic impact analysis of FirstEnergy maintaining its headquarters in Ohio is $568 million, and

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    38

•	The revenues and expenses of the proposed modified Rider RRS and the Distribution Modernization Rider should be excluded from the significantly excessive earnings test analysis.

New Jersey Rate Case Filing
On April 28, 2016, JCP&L filed tariffs with the New Jersey Board of Public Utilities (NJBPU) proposing a general rate increase associated with its distribution operations. The filing requested approval to increase annual operating revenues by approximately $142.1 million based upon a hybrid test year for the twelve months ending June 30, 2016. JCP&L requested that the new rates take effect in January 2017. On July 13, 2016, this matter was sent to the Office Of Administrative Law for hearing and the issuance of an initial decision. A procedural schedule has not yet been issued.
Pennsylvania Rate Case Filings
On April 28, 2016, each of the Pennsylvania Utilities (Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), PP, and West Penn Power Company (WP)) filed tariffs with the Pennsylvania Public Utilities Commission (PPUC) proposing general rate increases associated with their distribution operations. The filings requested approval to increase annual operating revenues by approximately $140.2 million at ME, $158.8 million at PN, $42.0 million at PP, and $98.2 million at WP, based upon fully projected future test years for the twelve months ending December 31, 2017.
A procedural schedule has been set with hearings commencing on September 6, 2016. The proposed new rates are expected to take effect in January 2017, pending PPUC approval.

Mid-Atlantic Interstate Transmission (MAIT) Update
On February 18, 2016, FERC issued an order approving the MAIT transaction.
On February 24, 2016, the NJBPU issued an order concluding that MAIT does not satisfy the "electricity distribution" element necessary for "public utility" status. On April 22, 2016, JCP&L and MAIT filed a supplemental petition and testimony seeking to include certain JCP&L distribution assets in the transfer to satisfy this "electricity distribution" element necessary for a “public utility” in accordance with the NJBPU’s prior order. A procedural schedule was issued on July 18, 2016, with evidentiary hearings in late October and early November of 2016.
On March 4, 2016, a Joint Petition for Full Settlement related to PN and ME requesting authorization to contribute their transmission assets to MAIT was submitted to the PPUC for consideration and approval. On April 18, 2016, the Administrative Law Judges issued an Initial Decision approving the Joint Petition for Full Settlement without modifications. On July 21, 2016, the PPUC adopted a Motion approving the Joint Petition for Full Settlement with minor modifications. A final opinion and order consistent with the Motion is expected in the near future.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    39

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations, including without limitation impairments thereon; the risks and uncertainties at the CES segment, including FES, related to continued depressed wholesale energy and capacity markets, including the potential need to deactivate or sell additional generating units; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2016                    40